Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Foreclosure Solutions, Inc.
Dallas, Texas

We consent to the use of our Report of Independent Registered Public Accounting Firm dated May 25, 2011, on our audit of the financial statements of Foreclosure Solutions, Inc. as of December 31, 2010 and the related statements of operations, stockholders’ equity and cash flows from December 9, 2010 (Inception) through December 31, 2010 and to the use of our Report of Independent Registered Public Accounting Firm dated July 11, 2011 relating to the financial statements of Foreclosure Solutions, Inc. for the three months ended March 31, 2011 and for the period from December 9, 2010 (Inception) through March 31, 2011 which is included in this amended Registration Statement on Form S-1/A Amendment No. 4 to be filed with the Commission on or about July 26, 2011.   We also consent to the reference to us under the heading “Experts” in such Amended Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants
Dallas, Texas
July 26, 2011